Exhibit  10.2

SUPPLEMENTARY AGREEMENT TO GUANGDONG NEW GENERATION BUSINESS MANAGEMENT CO. LTD.
                            SHARE EXCHANGE AGREEMENT

     The present supplementary agreement is entered into among the following parties in Guangzhou on the 1st day of June 2004.

     China Chance Enterprises Limited, a limited liability company established with effective duration in accordance with the laws in the British Virgin Islands. Its address of registration is Akara Bldg. 24 De Castro Street, Wickhams Cayi, Road Town, Tortola, British Virgin Islands. The company is a wholly-owned subsidiary company of China World Trade Corporation. The legal representative of the company is Zeng Zhixiong (hereinafter abbreviated as Party A or Transferee).

     Guangdong Huahao Industries Group Co., Ltd., a limited liability company established with effective duration in accordance with the laws in China. Its address of registration is 15/F, No. 198 Linhexiheng Road, Tianhe District, Guangzhou City, Guangdong Province, China. The legal representative of the company is Chen Zeliang (hereinafter abbreviated as Party B, or collectively referred to as Transferors together with Party C and Party D).

     Huang Zehua, a natural person of Chinese nationality, whose ID No. is 445221790628656 and whose place of residence is Denggang Town, Jiedong County, Guangdong Province (hereinafter abbreviated as Party C, or collectively referred to as Transferors together with Party B and Party D).

     Suo Hongxia, a natural person of Chinese nationality, whose ID No. is 410311197102250048 and whose place of residence is Room 903, No. 148 Huajing Road, Guangzhou City, Guangdong Province, China (hereinafter abbreviated as Party D, or collectively referred to as Transferors together with Party B and Party C).

     Whereas:

          1. On the 20th day of April 2004 the Transferors and the Transferee jointly signed "Guangdong New Generation Business Management Co., Ltd. Equity Transfer Agreement" (hereinafter abbreviated as "Equity Transfer Agreement").

          2. Through mutual negotiation, the two parties agree to sign the following supplementary agreement in accordance with the stipulations in Clause
14.8 of Article 14 Supplementary Provisions of this Equity Transfer Agreement and based on the actual implementation of Clauses 4.1 (1) and (2) in Article 4 as well as the fact of the clerical error.

          Article  1          Amendment  of  the  Clerical  Error

          In the original Clause 4.1 (2) of Article 4 in the Equity Transfer Agreement, "Beijing Golden Eagle Airline Service Co., Ltd." is a clerical error in the company name. The two parties agree to amend the company name to read "Beijing Xidake Airline Booking Office."

          Article  2          Supplementary  Clauses

          In accordance with the stipulations of Clause 4.1 (2) in Article 4 of the Equity Transfer Agreement, the Transferors shall urge the Target Company to purchase "Zhengzhou Shaolin Tourism Development Co., Ltd.," "Hainan Xinkaili Airline Services Co., Ltd.," and "Beijing Xidake Airline Booking Office." However, in the course of purchases, some objective uncertainties may occur and certain individual purchases may go awry unexpectedly. The Transferors therefore are obligated to update the Transferee on the progress in a timely manner. Besides, in accordance with the stipulations of Clause 14.3 in Article 14 of the Equity Transfer Agreement, the Transferee allows the Transferors to purchase companies with similar major business as supplementary. Yet related purchases may not take place without the written consent of the Transferee. The equity transfer completion date for the companies purchased as supplementary will be decided separately by the two parties.

          Article  3          Amendments  of  Clause

          In consideration of the fact that the change of equities for Guangdong World Trade Cyber Information Services Co., Ltd. is rather complicated, the two parties agree after mutual negotiation to amend the contents of Clause 4.1 (1) in Article 4 of the Equity Transfer Agreement from " However, the registration procedures for the change of shareholders for Easy
Boarding Business Trip Service Co., Ltd. of Guangzhou Baiyun International Airport and Guangzhou Airport Travel Agency Co., Ltd. are not subject to the above-mentioned time constraint, but such registration procedures for the change of shareholders shall be completed on or before September 30, 2004." into " However, the registration procedures for the change of shareholders for Guangdong World Trade Cyber Information Services Co., Ltd. are not subject to the above-mentioned time constraint, but such registration procedures for the change of shareholders shall be completed on or before September 30, 2004."

          Article  4          Amendment and  Cancellation  of  Loan  Arrangement
                              Agreement

          4.1 According to Clause 2.2.1 in the Equity Transfer Agreement, "The Transferee purchases the 'transfer shares' from the Transferors at the transfer price of RMB ninety-one million eight hundred thousand (91,800,000.00), in which Party B obtains the transfer prices of RMB seventy-nine million five hundred sixty-three thousand and sixty (79,563,060.00)" The contents are hereby amended to read "The Transferee purchases the 'transfer shares' from the Transferors at the transfer price of RMB eighty-four million four hundred ten thousand and two hundred (84,410,200.00), in which Party B obtains the transfer price of RMB seventy-two million one hundred seventy three thousand and two hundred sixty (72,173,260) "

          4.2 According to Clause 3.1.1 in Article 3 of the Equity Transfer Agreement, " (a) RMB thirty million (30,000,000.00) shall be made in cash." The contents are hereby amended to read " (a) RMB twenty-two million six hundred ten thousand and two hundred (22,610,200.00) shall be made in cash "

          4.3 According to Clause 4 in Article 4 of the Equity Transfer Agreement, "The Target Company and Party B of this agreement shall have signed a fund arrangement document on or before May 10, 2004, which mainly indicates that Party B will unconditionally provide to the Target Company with RMB thirty million (30,000,000.00) (see Appendix 5)." The contents are hereby amended to read "The Target Company and Party B of this agreement shall have signed a fund arrangement document on or before June 5, 2004, which mainly indicates that Party B will unconditionally provide to the Target Company with RMB twenty-two million six hundred ten thousand and two hundred (22,610,200.00) (see Appendix
5)."

          4.4 Clause 5 in Article 4 of the Equity Transfer Agreement, which reads "The Target Company and the Transferee shall have signed a loan arrangement document on or before May 10, 2004, which mainly indicates that the Transferee will provide to the Target Company not more than RMB thirty-one
                                                    ---
million two hundred twenty-four thousand and five hundred (31,224,500.00) (see Appendix 6).", is hereby cancelled. The corresponding appendix will also be removed from the Appendix Checklist.

          Article  5          Amendment  of  Time

          5.1 According to Clause 3.2.1 in Article 3 of the Equity Transfer Agreement, "The Transferee shall, on or before May 10, 2004 " The contents are hereby amended to read "The Transferee shall, on or before June 10, 2004 "

          5.2  According to the second sentence of  Point (1) of Clause  4.1  in
Article 4 of the Equity Transfer Agreement, "The Transferors shall complete the related registration procedures for the change of shareholders on or before June 1, 2004." The contents are hereby amended to read "The Transferors shall complete the related registration procedures for the change of shareholders on or before June 30, 2004."

          5.3 According to Point (2) of Clause 4.1 in Article 4 of the Equity Transfer Agreement, " The related registration procedures of the change of equities shall also be completed on or before June 1, 2004." The contents are hereby amended to read " The related registration procedures of the change of equities shall also be completed on or before June 30, 2004."

          5.4 According to Clause 5.1 in Article 5 of the Equity Transfer Agreement, " shall be fully completed on or before June 15, 2004." The contents are hereby amended to read "shall be fully completed on or before July 10, 2004."

          Article  6          Time  Frame

          6.1 According to Clause 5.3 in Article 5 of the Equity Transfer Agreement, "The Target Company shall complete its change of equities within fifteen (15) days calculated from the completion date set in Clause 5.1, namely June 15, 2004" The contents are hereby amended to read "The Target Company shall complete its change of equities before August 10, 2004 "

          6.2  According  to  Appendix  5  of  the  Equity  Transfer  Agreement,
Party B shall unconditionally provide to the Target Company with the fund arrangement agreement totalling RMB twenty-two million six hundred ten thousand and two hundred (22,610,200.00). Party B shall complete such fund arrangement before August 15, 2004.

          6.3 The Transferee shall pay for the additionally issued common stocks that China World Trade Corporation applies to the securities regulatory authority in the United States on September 15 as payment for the remaining transfer price.

          Article  7          Addition  of  Appendix  to  the  Main  Agreement

          7.1 An Appendix 8 is added to the Equity Transfer Agreement. The Appendix is named "Transferors' Guaranty of the 2003 and 2004 Quarter 1 financial situation of Guangdong New Generation Business Management Co., Ltd."

          Article  8          Supplementary  Provisions

          8.1 This current agreement is the supplementary agreement to the Equity Transfer Agreement.

          8.2 This current supplementary agreement is effective after both parties have signed their names.

          8.3 This current supplementary agreement is made in duplicate with each party holding to one copy.



Party  A:
Authorized  Representative  (Signature):

Party  B  (Seal):
Authorized  Representative  (Signature):

Party  C  (Signature):

Party  D  (Signature):